Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-207830, 333-190404, 333-183268, 333-177705, 333-170325, 333-162715, 333-152814, 333-146076, 333-140623, 333-131412, 333-127672, 333-107218, 333-97091) of Plantronics, Inc. of our report dated May 13, 2016 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 13, 2016